AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999
                                                      REGISTRATION NO. 333-68305

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                               AMENDMENT NO. 1 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                          INTERNATIONAL FIBERCOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                ARIZONA                                          8-0271282
(STATE OR OTHER JURISDICTION OF                               (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                         3410 EAST UNIVERSITY, SUITE 180
                             PHOENIX, ARIZONA 85034
                                 (602) 941-1900
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------

                               MR. JOSEPH P. KEALY
                          INTERNATIONAL FIBERCOM, INC.
                         3410 EAST UNIVERSITY, SUITE 180
                             PHOENIX, ARIZONA 85034
                                 (602) 941-1900
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)
                                   ----------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                           CHRISTIAN J. HOFFMANN, III
                               STREICH LANG, P.A.
                             2 NORTH CENTRAL AVENUE
                           PHOENIX, ARIZONA 85004-2391
                                 (602) 229-5200
                                   ----------

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF       AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
SECURITY TO BE REGISTERED    REGISTERED(1)      UNIT(2)                PRICE(2)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, no par value     6,107,322         $6.28               $38,353,952           $10,663
========================================================================================================

(1) In the event of a stock split stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated for purposes of calculating the amount of registration fee only.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          INTERNATIONAL FIBERCOM, INC.

                 6,107,322 SHARES OF COMMON STOCK, NO PAR VALUE

                                 ---------------

     These shares of Common Stock are being sold by the selling shareholders listed in the "Selling Shareholders Table" beginning on page 14. We will not receive any part of the proceeds from the sale. See "Risk Factors" and "Plan of Distribution."


     Our Common Stock is listed on the NASDAQ National Market under the Symbol "IFCI" and on the Philadelphia Stock Exchange under the symbol "IFC." On January 12, 1999, the reported last sales price of the Common Stock on the NASDAQ National Market was $6.28 per share.


     Unless the context indicates otherwise, all references to "we," "our," the "Company" or "IFC" refer to International FiberCom, Inc. and its subsidiaries. Our principal executive offices are located at 3410 East University, Suite 180, Phoenix, Arizona 85034. Our telephone number is (602) 941-1900.


    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISKS
                  RELATED TO AN INVESTMENT IN THE COMMON STOCK.


                                 ---------------


                THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAVE
             THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS
                 ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is January _____, 1999

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the Selling Shareholders sell all of their shares. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-68305).


     +    Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1997;

     + Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     + Current Reports on Form 8-K dated February 12, 1998, August 10, 1998, October 1, 1998 and November 13, 1998; and

     + The description of the Common Stock contained in our Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A, dated August 9, 1994, as amended from time to time.

     You may request a copy or these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

                          Secretary
                          International FiberCom, Inc.
                          3410 East University, Suite 180
                          Phoenix, Arizona 85034
                          (602) 941-1900

     You should rely on information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                  SUMMARY OF INTERNATIONAL FIBERCOM'S BUSINESS

     We offer a wide variety of services and equipment to the telecommunications, cable television and other related industries through our seven wholly-owned subsidiaries in the following three principal business segments:


CONSTRUCTION SERVICES

Our Construction Services segment includes our Fiber Optic Cable and CATV Services Division which specializes in the design, installation and maintenance of fiber-optic and other cable services for the telecommunication and other CATV industries. This segment also includes our Systems Integration Services and Products Division specializing in systems integration services which includes design, engineering, installation and maintenance of structured cable systems, network hardware and software, workstation peripherals and intercommunications systems, primarily within commercial, industrial and government facilities. We have three subsidiaries in this segment:


     +    Kleven Communications, Inc. ("Kleven")

     +    Kleven Communications - CA, Inc. ("Kleven-CA")

     +    Concepts in Communication, Inc. ("Concepts")

ENGINEERING

Our Engineering segment specializes in video, voice and data network development using state of the art, fiber-optic distribution platforms. We have one subsidiary in this segment:

     +    Compass Communications, Inc. ("Compass")

EQUIPMENT SALES

Our Equipment Sales segment subsidiaries purchase, sell and deal in new and used telecommunications equipment used in the digital access, switching and transport systems of leading telecommunications companies, Regional Bell Operating Companies, telecommunications hardware resellers and other Fortune 500 companies. We have three subsidiaries in this segment:

     +    Southern Communications Products, Inc. ("Southern")

     +    Diversitec, Inc. ("Diversitec")

     +    United Tech, Inc. ("United Tech")

     Our strategy is to be a one-stop solution for the telecommunications marketplace. This strategy involves offering a wide range of engineering, consulting and maintenance services for fiber-optic and broadband networks and systems integrated with local area network ("LAN") and wide area network ("WAN") expertise and capabilities. A LAN is a group of personal computers linked together in a building or campus to share programs, data, e-mail, peripherals and other resources. A WAN is a network that covers a large geographic area, such as a state or country.

     In 1997 we began to implement this strategy through the strategic acquisitions of businesses that complement and enhance our services or products. At the beginning of 1997 Kleven was our only operating subsidiary. During 1997 we completed the acquisition of Concepts, Compass and Southern, which resulted in a significant increase in our revenues and net income.

     In 1998 we completed two additional material acquisitions and four smaller acquisitions:

     + Effective September 1, 1998, we acquired United Tech in exchange for 1,502,000 restricted shares of Common Stock.

     + Also effective September 1, 1998, we acquired Diversitec in exchange for 1,752,000 restricted shares of Common Stock.

     + We also acquired several smaller companies including General Communications, Inc. and Communications Center, Inc. (both now a part of Concepts), Riley Communications, Inc. (now Kleven-CA) and Dumbauld & Associates (now a part of Compass).


     In 1998, we had operations in Arizona, California, Tennessee, Florida, Georgia and Virginia. Our customers include, among others, Cox Communications, BellSouth Telecommunications, AT&T Network Systems, Ameritech, Lucent Technologies, US West, Time Warner, Motorola, MediaOne, Australia's Optus Vision, and the City of Phoenix.

                             SUMMARY OF THE OFFERING

SECURITIES OFFERED                6,107,322 shares of Common Stock, no par value


CAPITAL STOCK OUTSTANDING

      COMMON STOCK                26,343,682 shares, no par value outstanding,
                                  as of January 15, 1999 (1)

COMMON STOCK MARKET SYMBOLS       Nasdaq National Market - "IFCI"
                                  Philadelphia Stock Exchange - "IFC"

ESTIMATED NET PROCEEDS            The  net  proceeds  of the  sale  of the
                                  shares will be received directly by each Selling Shareholder. No proceeds will be received by us from the sale of the shares offered by this prospectus. See
                                  "Use of Proceeds."

RISK FACTORS This offering involves a high degree of risk. See "Risk Factors" on the following page.

----------

(1) Does not include 1,770,000 shares issuable upon exercise of stock options not covered by the registration statement of which this prospectus is a part. All of these shares, except 1,150,884 shares issuable upon exercise of stock options granted to our officers and directors, are included either under a Registration Statement on Form S-3 which was declared effective on October 15, 1998 or under the Registration Statement on Form S-8 which was filed on December 8, 1997.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE RISKS AND INVESTMENT CONSIDERATIONS DISCUSSED ELSEWHERE IN THIS PROSPECTUS, BEFORE PURCHASING ANY OF THE SHARES.


RISKS OF THE COMPANY

ACQUISITION STRATEGY

A key element of our growth to date and our strategy for the future is expansion through the acquisition of companies that have complementary businesses, that can utilize or enhance our existing capabilities and resources or that expand our existing range of services or products in the telecommunications or CATV industries.

As a result, we continually evaluate potential acquisition opportunities, some of which may be large in size or scope when compared to our size. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating possible acquisitions, the diversion of management's attention to the integration of the operations and personnel of the acquired companies, the incorporation of acquired products or services into our products and services, possible adverse short-term effects on our operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies.


We completed three major acquisitions in 1997 and two major and four smaller acquisitions in 1998. To accomplish future acquisitions we may issue equity securities and other forms of consideration that could cause dilution to investors purchasing our Common Stock. There can be no assurance that we will be able to identify additional suitable acquisition candidates, consummate or finance any such acquisitions, or integrate any such acquisitions successfully into our operations.


MANAGEMENT OF GROWTH

We are currently experiencing a period of rapid growth resulting from recent acquisitions and the internal expansion of our operations, both of which have placed significant demands on our resources. Our success in managing this growth will require us to continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. Prior to our 1997 acquisitions, we had no prior experience in the systems integration, engineering or telecommunication equipment fields. Therefore, we have relied primarily upon the former management of Concepts, Compass and Southern to provide a base of knowledge in these fields until our management gains sufficient experience. Further, we have retained, and are relying on, certain key employees in each of the businesses we acquired in 1998 to manage such businesses.

We cannot assure you that we will successfully assimilate our new acquisitions into our existing business operations. We can also give you no assurance that we will be successful in expanding the businesses of our new acquisitions, that new customers can be attracted as anticipated, or that there will be a continued, if any, demand for the services of our new acquisitions' technology, products or expertise in new and competitive markets.

If our management is unable to manage growth effectively, to maintain the quality of our products and services and to retain key personnel our business, financial condition and results of operations could be materially adversely affected.

DEPENDENCE ON THE TELECOMMUNICATIONS AND CATV INDUSTRIES

Demand for a substantial portion of our services, and therefore future increases in our net sales and net income, depends primarily on capital spending by CATV operators, telecommunications and other companies for constructing, rebuilding, maintaining or upgrading their telecommunications systems. However, we expect our future revenue increases to come primarily from upgrading, retrofitting, rebuilding and maintaining existing cable systems with fiber-optic and other cables, and from the sale of telecommunications equipment, rather than from constructing completely new systems.


The amount of capital spending by CATV operators and telecommunications companies and, therefore, our sales and profitability, are affected by a variety of factors, including general economic conditions, access by cable operators to financing, government regulation of cable operators, demand for cable services and technological developments in the broadband communications industry. We cannot assure you that such capital spending will occur or occur at the level announced by the various telecommunications and CATV companies. Federal regulations rolling back rates for basic tier CATV services may have a negative impact on the capital spending plans of the CATV companies and thus have a material adverse affect on our business.

NEED FOR ADDITIONAL FINANCING

The expansion of our business and the continued implementation of our acquisition strategy may require us to seek additional financing that may include bank financing or the issuance of debt or equity securities. Our ability to obtain bank financing or raise additional debt or equity capital will depend upon our financial condition, results of operations, covenants and limitations of any outstanding debt obligations at that time, and general economic conditions. We cannot assure you that we will be able to obtain additional capital or, if available, that such capital will be available at terms acceptable to us or that would not result in substantial dilution of the equity interest of existing shareholders.

FEDERAL REGULATION

CATV operators are subject to federal regulation. In 1992, Congress passed an act that repealed the 1984 deregulation of cable television and subjected cable systems to rate regulation and other FCC-enforced obligations. In 1996 Congress passed the 1996 Telecommunications Act which repeals many of the major provisions of the 1992 Act. Current FCC rules regulating cable service rates will be repealed in three years, except for the "basic tier" of cable programming. Price caps are repealed for "small" cable companies (less than $25 million in annual revenues) immediately or for any cable system once it faces "effective competition" from a local telephone company providing "comparable" video programming services. It is difficult to predict the impact, if any, this legislation might have on the telecommunications industry in general or our business in particular.

IMPACT OF STATE REGULATION

Our ability to pursue our business activities is regulated, directly or indirectly, by various agencies and departments of state governments. Licenses from public utilities commissions are frequently required prior to the commencement of services by us and our clients. There can be no assurance that we or our customers will be successful in our or their efforts to obtain necessary licenses or regulatory approvals. Our inability or the inability of any of our customers to secure any necessary licenses or approvals could have a material adverse effect on our business.

In addition to specific regulations, we are subject to all federal, state and local rules and regulations imposed upon businesses generally. The cost of compliance with regulations is an additional cost of doing business for us.

TECHNOLOGICAL DEVELOPMENTS AND RISKS OF TECHNOLOGICAL OBSOLESCENCE

Our services and products are subject to significant technological change and innovation. Technological developments are occurring rapidly in the communications and systems integration industries and, while the effects of such developments are uncertain, they may have a material adverse effect on the demand for our services. For example, in the CATV industry, technologies are being developed that would bypass existing cable systems and permit the transmission of signals directly into households. Our success will generally depend on our ability to penetrate and retain markets for our existing services and to retain our expertise in installing and repairing telecommunications, CATV cable and integrated systems on a cost-effective and timely basis. We cannot assure you that we will be able to remain competitive or that our products and services will not be subject to technological obsolescence.

COMPETITION

All segments of our business are highly competitive. We compete with national, regional and local companies. Many of our competitors or potential competitors are substantially larger and have greater resources. In addition, because of the convergence of the CATV, telecommunications and computer industries and rapid technological development, new competitors may seek to enter the market.

DEPENDENCE UPON MAJOR CUSTOMERS AND LARGE CONTRACTS

The CATV industry is highly concentrated with most of U.S. domestic subscribers being served by approximately 25 major multi-system operators ("MSO"). We have customers that have accounted for more than 10% of our revenues on a historical basis. Any decision by these major customers to cease or reduce their use of our services may have a material adverse effect on our business. A number of our contracts are substantial in size. The failure to timely or adequately replace a large contract upon its completion or termination with one or more new contracts or customers may materially adversely affect our business and operations.

RISKS OF POSSIBLE COST ESCALATION UNDER FIXED PRICE CONTRACTS

On an historical basis a substantial portion of our revenues from our Construction Services segment have been generated principally under firm fixed-price contracts. Fixed-price contracts carry certain inherent risks, including underestimating costs, problems with new technologies and economic and other changes that may occur over the contract period. We recognize revenues from our Construction Services segment using the percentage-of-completion method. Under this method revenue is recognized based on actual costs incurred in relation to total estimated costs to complete the contract. This method may result in irregular and uneven quarterly results. Unforeseen events and circumstances can alter our estimate of the costs and potential profit associated with a particular contract. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition and profitability from a particular contract may be adversely affected.


INSURANCE AND POTENTIAL EXCESS LIABILITY

We maintain liability insurance to protect against damages to persons or property which may result from our work. If we were to incur liability in excess of our policy coverage, our financial condition could be adversely affected.

ARIZONA ANTI-TAKEOVER STATUTE

The Arizona Corporate Takeover Act ("Takeover Act") was adopted in 1987. The policy of the Takeover Act is to prevent unfriendly corporate takeover attempts by third parties. The Takeover Act prohibits certain types of transactions, including "green mail," limits voting rights of certain individuals acquiring shares in the market and regulates certain business combinations respecting corporate transactions proposed by insiders and as part of a takeover plan. The Company is subject to the foregoing provisions.

The Takeover Act enhances the possibility that a potential bidder for our control will be required to act through arm's-length negotiation with respect to a major transaction, such as a merger, consolidation or purchase of substantially all of our assets. The Takeover Act may also have the effect of discouraging tender offers or other stock acquisitions, giving our management power to reject certain transactions which might be desired by the owners of the majority of our voting securities. The Takeover Act could also be deemed to benefit incumbent management to the extent that the Act deters such offers by persons who would wish to make changes in management or exercise control over management.

Our Board of Directors does not presently know any third party that plans to make an offer to acquire the Company through a tender offer, merger or purchase of all or substantially all of the assets of the Company.

DEPENDENCE UPON  SUPPLIERS

We do not have written agreements with our suppliers. It is possible that we may encounter shortages in parts, components, or other elements vital to our operations in the future. If such shortages occur, we cannot guarantee that we would be able to locate other satisfactory suppliers, or even if other suppliers could be located, that we would be able to establish commercial relationships with any such suppliers. If we are unable to establish commercial relationships with other suppliers, we may be required to suspend or curtail some of our services. Suspension or curtailment of services could have a material adverse effect on us.

DEPENDENCE UPON KEY PERSONNEL

We are dependent on the services of Joseph P. Kealy and Terry W. Beiriger, our principal executive officers. We entered into a five-year employment agreement with each of these individuals, effective as of December 1995. When we acquired Concepts, Compass, Southern, United Tech and Diversitec, we entered into employment agreements with numerous "key" employees and consulting agreements with certain executives of these companies.

We must compete with much larger companies that have significantly greater resources to attract and retain personnel. We cannot assure you that we will be successful in this regard or, if successful, that the services of such personnel can be secured on terms deemed favorable to us. The loss of the services of any of the individuals mentioned above or our inability to attract other qualified employees could materially and adversely affect our business and operations.

ECONOMIC AND GENERAL RISKS OF THE BUSINESS

Our success will depend upon factors that are beyond our control and that cannot clearly be predicted at this time. Such factors include general economic conditions, both nationally and internationally, changes in tax laws, fluctuating operating expenses, including energy costs, changes in governmental regulations, including regulations imposed under federal, state or local environmental laws, labor laws, and trade laws and other trade barriers.

RISKS RELATING TO OFFERING

POSSIBLE DEPRESSIVE EFFECT ON MARKET PRICE OF SECURITIES ELIGIBLE FOR FUTURE
SALE


Our officers and directors own an aggregate of 2,284,599 shares of Common Stock, including exercisable stock options. All but 1,150,884 of such shares are eligible for sale either under a Registration Statement on Form S-3 which was declared effective on October 15, 1998 or under the Registration Statement on Form S-8 which was effective on December 9, 1997. Sales of substantial amounts of Common Stock by our other shareholders or even the potential for such sales, could have a depressive effect on the market price of shares of Common Stock and could impair our ability to raise capital through the sale of our Common or Preferred Stock.


POSSIBLE VOLATILITY OF STOCK PRICE


The market price of our Common Stock increased significantly during 1997 and 1998. The period was marked by generally favorable industry conditions, acquisitions of new businesses and substantially improving operating results, including revenue and net income from the recently acquired businesses.


The trading price of our Common Stock in the future could be subject to wide fluctuations in response to many factors including:

     + quarterly variations in our operating results or those of our competitors;

     + actual or anticipated announcements of new acquisitions by us or our competitors;

     + actual or anticipated announcements of new contracts by us or our competitors;

     +    technical innovations or new products by our competitors;

     +    changes in analysts' estimates of our financial performance;

     +    changes in capital plans of our cable and other customers; and

     +    general  industry,  economic and  financial  conditions  in the United
          States.

In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices for many technology and telecommunications companies and which have been, in come cases, unrelated to the operating performance of such companies. These broad market fluctuations and other factors may adversely affect the market price of our Common Stock.

EXERCISE PRICE NOT NECESSARILY RELATED TO ESTABLISHED CRITERIA OF VALUE

The exercise prices of the warrants issued in connection with our private placement of Series B and Series C Preferred were set through negotiations conducted prior to the time of their sale, with reference to the public trading price of our Common Stock. The price of our Common Stock in such exercises may not necessarily bear any relationship to our asset value, net worth, earnings or any other established criteria of value at the time of exercise.

POSSIBLE ISSUANCE OF OPTIONS MAY DILUTE INTEREST OF STOCKHOLDERS


We reserved 441,707 shares of Common Stock for issuance under our 1994 Incentive Stock Option and Restricted Stock Purchase Plans, 3,200,000 shares of Common Stock for issuance under our 1997 Incentive Stock Option and Restricted Stock Plans and 2,000,000 shares for issuance under our Employee Stock Purchase Plan. As of December 31, 1997, all of the options available under the Incentive Stock Option Plans had been granted and 104,036 shares had been purchased under the Stock Purchase Plan. As of January 15, 1999, 204,116 options had been granted to our officers under the 1997 Incentive Stock Option Plan became effective. We also issued 400,000 stock options to our directors who are not employees of the Company and 1,150,884 shares to various officers and directors outside of our Stock Option and Restricted Stock Plans.

To the extent that stock options are granted and exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain such needed capital on terms more favorable to us than those provided in outstanding options.


WARRANTS MAY ADVERSELY AFFECT MARKET PRICE OF COMMON STOCK


In connection with our 1997 private placement of Series B Preferred, we issued 700,000 common stock purchase warrants ("Series B Warrants"), 480,000 of which remain outstanding as of January 15, 1999. The Series B Warrants are exercisable to purchase one share of Common Stock at varying exercise prices depending on the tranche of the Series B Preferred with which it was issued. All warrants issued with the first tranche of Series B Preferred have been exercised. The exercise price for 220,000 warrants is $2.15625 per share, which warrants are exercisable until April 2002, and the exercise price for 260,000 warrants is $2.75 per share, which warrants are exercisable until May 2002.


For the lives of the Series B Warrants, the holders will have the opportunity to profit from an increase in the price of our Common Stock. The existence of these Warrants may adversely affect the market price of our Common Stock and the terms on which we can obtain additional financing. The holders of these Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital by an offering of our unissued Common Stock on terms more favorable to us than those provided by such Warrants.

ISSUANCE OF SENIOR SECURITIES


Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock ("Preferred Stock"). As of January 15, 1999, our Board of Directors had designated 4,400 shares as Series A Preferred, all of which have been converted and canceled, 4,400 shares as Series B Preferred, all of which have been converted and canceled, and 1,000 shares as Series C Preferred, all of which have been converted and canceled.

Additional shares of Preferred Stock may be issued by our Board of Directors from time to time in one or more series for such consideration and with such relative rights and preferences as our Board of Directors may determine. Any shares of Preferred Stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of holders of shares of Common Stock, and have preferences over shares of Common Stock with respect to dividends and in liquidation.

LACK OF DIVIDENDS

Holders of Preferred Stock and Common Stock are entitled to receive any dividends that may be declared by our Board of Directors. To date, we have not paid any cash dividends on our Common Stock and do not expect to pay cash dividends on either our Preferred Stock or Common Stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of the business. Investors who anticipate the need for dividends from investments should refrain from purchasing our Common Stock.

FUNDS LEGALLY AVAILABLE FOR PAYMENT OF DIVIDENDS ON PREFERRED STOCK

We may not pay distributions or dividends if we are insolvent or would be rendered insolvent by such a dividend or distribution. Under the General Corporation Law of the State of Arizona, "insolvency" means the inability of a corporation to pay its debts as they become due in the ordinary course of its business. There can be no assurance that we will generate any or sufficient earning to pay dividends on the Preferred Stock.

YEAR 2000 DISCLOSURE

We are currently working to mitigate the extent of any "Year 2000" problems that we may have and that may have an effect on our business, but we have not yet completed this evaluation. However, based on our work to date, we do not expect the costs to address the problem will be material, and we do not expect that the consequences of incomplete or untimely resolution of the problem will materially impact the operation of our business. We have not incurred, and we do not expect to incur, any specific quantifiable cost that can be directly and solely related to the Year 2000 issue. However, no assurance can be given at this point that we will be Year 2000 compliant or that we will not incur significant additional expenses pursuing Year 2000 compliance. Furthermore, we could be adversely affected by the Year 2000 problem if computer systems of third parties such as banks, suppliers and others with whom we do business fail to address the Year 2000 problem successfully. In an effort to evaluate and reduce its exposure in this area, we intend to make an inquiry of our vendors and other partners about their progress in identifying and addressing problems that their systems may face in correctly processing date information related to the Year 2000. However, despite our efforts to date, there can be no assurance that the Year 2000 problem will not have a material adverse effect on us in the future.

FORWARD-LOOKING INFORMATION

This Prospectus contains certain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The cautionary statements made in this paragraph and elsewhere in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. Forward-looking statements, by their very nature, include risks and uncertainties. Accordingly, our actual results could differ materially from those discussed herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. Such factors, many of which are beyond our control, include the following: our success in obtaining new contracts; the volume and type of work orders that are received under such contracts; the accuracy of the cost estimates for the projects; our ability to complete our projects on time and within budget; levels of, and ability to, collect accounts receivable; availability of trained personnel and utilization of our capacity to complete work; competition and competitive pressures on pricing; and economic conditions in the United States and in the region we serve.

                                 USE OF PROCEEDS

     All of the proceeds of this offering will be received by the Selling Shareholders, we will not receive any proceeds from the sale of the Common Stock registered hereunder.

                         DETERMINATION OF OFFERING PRICE

     This Prospectus may be used from time to time by the Selling Shareholders to sell the Common Stock listed below in the Selling Shareholders table. The price at which those shares will be sold will be determined by the Selling Shareholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.


                              SELLING SHAREHOLDERS

     The following table provides certain information with respect to the Common Stock beneficially owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Shareholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Common Stock. The Common Stock listed below may be offered from time to time by the Selling Shareholders named below or their nominees:

                                                   SHARES AVAILABLE    PERCENT OWNED AFTER
NAME AND ADDRESS OF                 SHARES          FOR SALE UNDER      COMPLETION OF THE
SELLING SHAREHOLDER                OWNED(1)         THIS PROSPECTUS        OFFERING (1)
-------------------                --------         ---------------        ------------
Thomas M. Clayton
9502 Bonney Lea Court
Richmond, VA 23236                  876,000               876,000

Steven R. Shapiro
3708 Sovereign Lane
Richmond, VA 23233                  876,000               876,000

Randy C. Jensen
2078 High Vista Dr.
Lakeland, FL 33813                  735,980               100,000

Terry D. Lipham
9940 Golf Boulevard
Treasure Island, FL 33706           766,020               100,000

Robert and Karla Forney
8261 North 31st Lane
Phoenix, AZ 85051                    41,885                41,885

Robert J. Mahlum
7600 Pebblestone Court
Raleigh, NC 276113                   25,131                25,131


Richard Jennings
7051 7th Road
Bartlett, TN 38135                   17,857(2)             17,857


                                      -14-

                                                   SHARES AVAILABLE    PERCENT OWNED AFTER
NAME AND ADDRESS OF                 SHARES          FOR SALE UNDER      COMPLETION OF THE
SELLING SHAREHOLDER                OWNED(1)         THIS PROSPECTUS        OFFERING (1)
-------------------                --------         ---------------        ------------

Patricia Jennings
7051 7th Road
Bartlett, TN 38135                   17,857(3)             17,857

RBB Bank Aktiengesellschaft
Attn: Mr. Herbert Strauss
Burgring 16
1010 Graz, Austria                1,005,363(4)          1,005,363

Southern Communications
 Products, Inc.
Wallace E. Sapp
Edna M. Sapp
1940 Highway 71 So.
Marianna, FL 32446                  776,361(5)            776,361

Glenn S. Shaffren
1335 Old Norcross Road
Lawrenceville, GA 30045             111,093               111,093

Dale Nielsen
1335 Old Norcross Road
Lawrenceville, GA 30045             111,093               111,093

John H. Naybor
1335 Old Norcross Road
Lawrenceville, GA 30045              95,000                95,000

H. Raymond Tucker
Concepts in Communications, Inc.
5714 Charlotte Avenue
Nashville, TN 37209                 115,833               115,833

Dan Himes
1335 Old Norcross Road
Lawrenceville, GA 30045              91,923                91,923

Samuel D. Hughes
P.O. Box 27598
910 Cobia Dr.
Panama City, FL 32548                34,515                34,515

Eugene Michael Kennedy
517 S.W. 1st Avenue
Fort Lauderdale, FL 33301            16,683                16,683

James & Valerie Gibbons, JTWROS
1335 Old Norcross Road
Lawrenceville, GA 30045               5,000                 5,000

Thomas M. Swartwood
405 Sixth Avenue
Des Moines, IA 50309                 17,000(6)             17,000


                                      -15-

                                                   SHARES AVAILABLE    PERCENT OWNED AFTER
NAME AND ADDRESS OF                 SHARES          FOR SALE UNDER      COMPLETION OF THE
SELLING SHAREHOLDER                OWNED(1)         THIS PROSPECTUS        OFFERING (1)
-------------------                --------         ---------------        ------------

T. Marshall Swartwood
405 Sixth Avenue
Des Moines, IA 50309                 40,000(6)             40,000

Glenn S. Cushman
405 Sixth Avenue
Des Moines, IA 50309                 24,000(6)             24,000

Dickinson & Co.
405 Sixth Avenue
Des Moines, IA 50309                 39,000(6)             39,000

Liviakis Financial Communications, Inc.
Attn: John M. Liviakis, President
2420 "K" Street
Suite 220
Sacramento, CA 95816                570,498(5)            570,498

Robert Prag
2420 "K" Street
Suite 220
Sacramento, CA 95816                371,664(5)            371,664

Reardon, Inc.
Atlanta Financial Center, East Tower
3343 Peachtree
Suite No. 500
Atlanta, GA 30326                   378,443(6)            378,443

John C. Canouse Irrevocable Trust
Atlanta Financial Center, East Tower
3343 Peachtree
Suite No. 500
Atlanta, GA 30326                    53,400(6)             53,400

James P. Canouse
Atlanta Financial Center, East Tower
3343 Peachtree
Suite No. 500
Atlanta, GA 30326                    53,400(6)             53,400

Jeffrey M. Canouse
Atlanta Financial Center, East Tower
3343 Peachtree
Suite No. 500
Atlanta, GA 30326                    53,400(6)             53,400

J.P. Carey Irrevocable Trust
Atlanta Financial Center, East Tower
3343 Peachtree
Suite No. 500
Atlanta, GA 30326                   106,800(6)            106,800


(1) Because (i) a Selling Shareholder may offer all or some of the shares of Common Stock which he holds pursuant to the offerings contemplated by this Prospectus, (ii) the offerings of shares of Common Stock are not necessarily being underwritten on a firm commitment basis, and (iii) a Selling Shareholder could purchase additional shares of Common Stock from time to time, no estimate can be given as to the amount of shares of Common Stock that will be held by any Selling Shareholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."

(2) Includes 8,929 shares of Common Stock owned of record by Mr. Jennings' wife. Mr. Jennings is the husband of Patricia Jennings. Mr. Jennings disclaims beneficial ownership of shares owned by Mrs. Jennings.

(3) Includes 8,928 shares of Common Stock owned of record by Mrs. Jennings' husband. Mrs. Jennings is the wife of Richard Jennings. Mrs. Jennings disclaims beneficial ownership of shares owned by Mr. Jennings.

(4) Assumes full and complete conversion of all 5.5% Debentures and full exercise of the Warrants issued in connection with the issuance of our Series B Convertible Preferred Stock. Shares held in the name of RBB Bank are held for the account of foreign investors. RBB Bank represents that no beneficial owner represents 5% or more of our outstanding voting securities.

(5) Represents options owned by the Selling Shareholder and assumes exercise of all options held by such person.

(6) Represents warrants owned by the Selling Shareholder and assumes exercise of all warrants held by such person.

                              PLAN OF DISTRIBUTION

     We are registering the Shares on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of Shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through the short sale of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders.


     The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The Selling Shareholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to prospectus delivery requirements of the Securities Act. The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon our notification by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our notification by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for us by Streich Lang, P.A., Phoenix, Arizona. One or more members of such law firm own shares of our Common Stock constituting less than 1% of our total outstanding Common Stock.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 have been audited by Semple & Cooper, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                MATERIAL CHANGES

         No material changes have occurred in our affairs since the end of the last fiscal year for which certified financial statements were included in the latest annual report to security holders and which has not been described in a report on Form 10-QSB or Form 8-K filed under the Exchange Act.

================================================================================
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                 ---------------



                      TABLE OF CONTENTS
                                                   PAGE
WHERE YOU CAN FIND MORE INFORMATION............      3
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE.......................      3
PROSPECTUS SUMMARY.............................      4
RISK FACTORS...................................      7
USE OF PROCEEDS................................      13
DETERMINATION OF OFFERING PRICE................      13
SELLING SHAREHOLDERS...........................      14
PLAN OF DISTRIBUTION...........................      18
LEGAL MATTERS..................................      19
EXPERTS........................................      19
MATERIAL CHANGES...............................      19



                          INTERNATIONAL FIBERCOM, INC.



                                6,107,322 SHARES

                                  NO PAR VALUE



                                   PROSPECTUS



                               JANUARY ___, 1999

================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.

           Securities and Exchange Commission Registration Fee        $10,663
           Legal Fees and Expenses                                     25,000
           Accounting Fees and Expenses                                 7,500
           Other Expenses                                               1,000
                                                                      -------
                     Total Expenses                                   $44,163

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLE XII of the Articles of Incorporation of the Registrant provides as follows:

         The Corporation shall indemnify any person against expenses, including without limitation, attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect.

ARTICLE XII of the Bylaws of the registrant provide as follows:

         12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

Section 10-202(B)(1) and Chapter 8, Article 5 (Section 10-850 et seq.) of the General Corporation Law of Arizona, as amended, apply to registrant and provide as follows:

Section 10-202(B). The articles of incorporation shall set forth:

     1. If elected by the incorporators, a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for any of the following:

     (a) The amount of any financial benefit received by a director to which the director is not entitled.

     (b)  An  intentional   infliction  of  harm  on  the   corporation  or  the
          shareholders.

     (c) A violation of Section 10-833.

     (d) An intentional violation of criminal law.

         As indicated above, the Registrant has included in its Articles of Incorporation a provision limiting director liability in accordance with the statute.

Chapter 8 -- Directors and Officers, Article 5 -- Indemnification.

Section 10-850. Definitions

1. "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased on consummation of the transaction.

2. "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. Director includes the estate or personal representative of a director.

3. "Expenses" includes attorney fees and all other costs and expenses reasonably related to a proceeding.

4. "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses than have not yet been paid by the indemnified person but that have been or may be incurred.

5. "Official capacity" means, if used with respect to a director, the office of director in a corporation and, if used with respect to an individual other than a director, as contemplated in Section 10-856, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

6. "Outside director" means a director who, when serving as a director, was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation.

7. "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

8. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 10-851. Authority to indemnify

A. Except as provided in subsection D of this section and in Section 10-854, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist:

          1. The individual's conduct was in good faith

          2. The individual reasonably believed:

               (a) In the case of conduct in an official capacity with the corporation, that the conduct was in its best interests.

               (b) In all other cases, that the conduct was at least not opposed to its best interests.

          3. In the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful

B. A director's conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subsection A, paragraph 2, subdivision (a) of this section.

C. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section.

D. A corporation may not indemnify a director under this section either:

         1. In connection with a proceeding by or in the right of corporation in which the director was adjudged liable to the corporation.

         2. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

E. Indemnification permitted under this section in connection with a proceeding by or in right of the corporation is limited to reasonable expenses incurred during the proceeding.

Section 10-852. Mandatory indemnification

A. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

B. Unless limited by its articles of incorporation, Section 10-851, subsection D or subsection C of this section, a corporation shall indemnify an outside director against liability. Unless limited by its articles of incorporation or subsection C of this section, a corporation shall pay an outside director's expenses in advance of a final disposition of the proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851, subsection A and the director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The undertaking required by this subsection is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

C. A corporation shall not provide the indemnification or advance payment of expenses described in subsection B if this section if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in Section 10-851, subsection A, and a court of competent jurisdiction does not otherwise authorize payment of indemnification or expenses under subsection B of this section for more than sixty days after a request is made unless ordered to do so by a court of competent jurisdiction.

Section 10-853. Advance for expenses

A. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the following conditions exist:

         1. The director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851.

         2. The director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

         3. A  determination  is made that the facts then known to those  making
         the  determination  would  not  preclude   indemnification  under  this
         article.

B. The undertaking required by subsection A, paragraph 2 of this section is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

C. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 10-855.

D. This section does not apply to the advancement of expenses to or for the benefit of an outside director. Advances to outside directors shall be made pursuant to Section 10-852.

Section 10-854. Court ordered indemnification

Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving notice the court considers necessary may order indemnification if it determines either:

         1. The director is entitled to mandatory indemnification under Section 10-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification.

         2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 10-851 or was adjudged liable as described in Section 10-851, subsection D, but if the director was adjudged liable under Section 10-851, subsection D, indemnification is limited to reasonable expenses incurred.

Section 10-855. Determination and authorization of indemnification

A. A corporation may not indemnify a director under Section 10-851 unless authorized in the specific case after determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 10-851.

B. The determination shall be made either:

         1. By the board of directors by a majority vote of the directors not at the time parties to the proceeding.

         2. By special legal counsel:

               (a)  Selected by majority vote of the disinterested directors.

               (b)  If  there  are  no  disinterested  directors,   selected  by
                    majority vote of the board.

         3. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

C. Neither special legal counsel nor any shareholder has any liability whatsoever for the determination made pursuant to this section. In voting pursuant to subsection B of this section, directors shall discharge their duty in accordance with Section 10-830.

D. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection B, paragraph 2 of this section to select counsel.

Section 10-856. Indemnification of officers, employees and agents

Unless a corporation's articles of incorporation provide otherwise:

         1. An officer of the corporation who is not a director is entitled to mandatory indemnification against liability under Section 10-852 and is entitled to apply for court ordered indemnification against liability under Section 10-854, in each case to the same extent as a director.

         2. The corporation may indemnify against liability and advance expenses under this article to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

         3. A corporation may also indemnify against liability and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that indemnification may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract, provided that if the officer, employee or agent is also a director, indemnification against liability arising from serving as a director is limited to the other provisions of chapters 1 through 17 of this title.

Section 10-857. Insurance

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 10-851 or Section 10-852.

Section 10-858. Application of article

A. A provision that treats a corporation's indemnification of or advance for expenses to directors and that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors or a contract or otherwise is valid only if and to the extent the provision is consistent with this article. If the articles of incorporation limit indemnification or advances for expenses, indemnification and advances for expenses are valid only to the extent consistent with the articles.

B. This article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

         The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws. See Exhibits 3.1 through 3.7 to this Registration Statement.

ITEM 16.  EXHIBITS

   EXHIBIT
    NUMBER                      DESCRIPTION                           REFERENCE
    ------                      -----------                           ---------
     3.1    Restated  Articles of Incorporation of Registrant dated
            October 21, 1981                                               (1)

     3.2    Amendment to Articles of  Incorporation  of  Registrant
            dated April 18, 1986                                           (1)

     3.3    Amendment to Articles of  Incorporation  of  Registrant
            dated May 20, 1987                                             (1)

     3.4    Amendment to Articles of  Incorporation  of  Registrant
            dated February 4, 1988                                         (1)

     3.5    Amendment to Articles of  Incorporation  of  Registrant
            dated August 15, 1991                                          (1)

     3.6    Amendment to Articles of  Incorporation  of  Registrant
            dated June 3, 1994                                             (1)

     3.7    Amended, Revised, and Restated Bylaws of Registrant            (1)

     4.1    Form of Common Stock Certificate                               (1)

     5.1    Opinion of Streich  Lang,  P.A.  as to the  legality of
            securities being registered                                    **

     23.1   Consent of Semple & Cooper                                      *

     23.2   Consent of Streich Lang, P.A.                                  (2)

     27.1   Financial Data Schedule                                        (3)

----------

*    Filed Herewith
**   Previously filed

(1) Filed with Registration Statement on Form SB-2, No. 33-79730, dated August 10, 1994
(2)  Included in Exhibit 5.1
(3)  Filed with report on Form 10-QSB for the quarter ended June 30, 1998.

ITEM 17.  UNDERTAKINGS


A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.   Request for acceleration of effective date:


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International FiberCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on January 15, 1999.

                                         INTERNATIONAL FIBERCOM, INC., an
                                         Arizona corporation


                                         /s/ Joseph P. Kealy
                                         ---------------------------------------
                                         Joseph P. Kealy, Chairman of the Board
                                         and President (Chief Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE AND TITLE                                           DATE
        -------------------                                           ----


/s/ Joseph P. Kealy                                             January 15, 1999
---------------------------------------
Joseph P. Kealy, Chairman of the Board,
President, Principal Executive Officer
and Director


/s/ V. Thompson Brown, Jr.                                      January 15, 1999
---------------------------------------
V. Thompson Brown, Jr., Director


/s/ John F. Kealy                                               January 15, 1999
---------------------------------------
John F. Kealy, Director


/s/ Richard J. Seminoff                                         January 15, 1999
---------------------------------------
Richard J. Seminoff, Director


/s/ Jerry A. Kleven                                             January 15, 1999
---------------------------------------
Jerry A. Kleven, Director


/s/ John P. Stephens                                            January 15, 1999
---------------------------------------
John P. Stephens, Director


/s/ Terry W. Beiriger                                           January 15, 1999
---------------------------------------
Terry W. Beiriger, Secretary and
Treasurer (Principal Accounting Officer)


                                      S-1